Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-267947) of Rubicon Technologies, Inc., of our report dated March 22, 2023, with respect to our audits of the consolidated financial statements of Rubicon Technologies, Inc. and subsidiaries as of December 31, 2022 and 2021 and for each of the years in the two-year period ended December 31, 2022.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

March 28, 2023